Exhibit 10.5

Fujian Jinjiang Chendai Ansheng Shoes and Clothing Co., Ltd.
Product Sales Contract

Contract No.:
Date of Signing:
Seller: Fujian Jinjiang Chendai Ansheng Shoes and Clothing Co., Ltd.
Buyer:

Based on mutual consultations, the Parties have agreed on the following:

1. Order List

Note: The buyer shall make the payment according to the products actually delivered.

2. Quality Requirement and Period for Objection: the quality requirement is subject to the sample provided by the Seller. If the Buyer has objection to the quality of the product, the Buyer shall notify the Seller within 7 days after receipt of the product. The Seller shall not bear any liability if the Buyer does not notify the objection within 7 days.

3. Time, Place and Method of Delivery: deliver the product in batches according to the Buyer’s notifications within one(1) year, to the Buyer’s warehouse.

4. Method and Cost of Transportation: the Seller arranges road transportation on behalf of the Buyer. The Buyer shall bear all transportation cost.

5. Method and Schedule of Payment: the Seller shall make the payment within 60 days after the Seller accepts each batch of product without any pre-condition.

6. Performance Place of the Contract: the Seller’s location

7. Breach of Contract: if the Buyer fails to make the payment on time, the Buyer shall bear the liability to the Seller according to relevant laws.

8. Dispute Settlement: in the event there is any dispute relating to this Agreement, the Parties may settle it by consultations. If fails, any of the Parties may file a law suit with the people’s court.

9. There are two counterparts of this Agreement. Each of the Parties holds one. This Agreement shall take effect upon execution.

10. Particular Provision: if the Buyer’s sales of product hereunder exceed RMB8 million within one (1) year, the Seller shall award the Buyer 4% of the Buyer’s total yearly sales, in cash or by writing-down the same amount from the accounting receivable at the end of the year.

Seller	Buyer
Company Name: Fujian Jinjiang Chendai Ansheng Shoes and Clothing Co., Ltd.	Company Name:
Adress:	Adress:
Legal Representative:	Legal Representative:
Agent:	Agent:
Tel:	Tel:
Bank Name:	Bank Name:
Bank Account:	Bank Account:
Post Code:	Post Code: